UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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EXP WORLD HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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EXP WORLD HOLDINGS, INC.

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________, 2019

To the Stockholders of eXp World Holdings, Inc.:

This notice and the accompanying Information Statement is being furnished to the stockholders of eXp World Holdings, Inc., a Delaware corporation (the “Company,” “us,” or “we”), with respect to an action by written consent received from the holders of a sufficient percentage of the issued and outstanding shares of the Company’s common stock to adopt resolutions approving the following corporate action:

•	to increase the number of shares of Common Stock available for issuance under the Plan by nine million shares, for an aggregate total of 30,000,000 shares authorized thereunder; and
•

to provide that the aggregate number of shares reserved for issuance under the Plan will automatically increase on December 1 of each year, commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of Common Stock repurchased by the Company pursuant to any issuer repurchase plan then in effect; provided that the Board may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of shares than otherwise provided in clause (a) or (b) (together, the “Plan Amendment”).

On October 31, 2019, stockholders who owned 36,663,469 shares of the Company’s Common Stock, representing approximately 57% of the voting rights of the stockholders entitled to vote on October 31, 2019 (the “Record Date”), approved the Plan Amendment. Pursuant to applicable law, the foregoing action will become effective twenty days from the date that the information statement accompanying this notice is first mailed to our stockholders.

Your vote or consent is not requested or required, and the Board is not soliciting your proxy. Section 228 of the Delaware General Corporation Code and our Amended and Restated Certificate of Incorporation provide that any action this is required or that may be taken at any meeting of stockholders may instead be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to us.  Accordingly, the written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the Plan Amendment.

The accompanying Information Statement is being furnished to you solely for the purpose of informing you as a stockholder of the Company of the matter described herein, in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

This notice and the accompanying Information Statement is being mailed on or about ____________, 2019 to stockholders of record at the close of business on October 31, 2019.

ma
By Order of the Board of Directors,

/s/ Glenn Sanford
Glenn Sanford
Chairman and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EXP WORLD HOLDINGS, INC.

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

Date first mailed to stockholders: _____, 2019

INFORMATION STATEMENT

GENERAL INFOMRATION

This information statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of eXp World Holdings, Inc., a Delaware corporation (the “Company,” “us” or “we”), solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the outstanding shares of our Common Stock have executed a written consent to action approving certain corporate action described herein.

The proposed corporate action was approved by resolution of our board of directors (the “Board”) on October 1, 2019. In order to eliminate the costs and management time involved in holding a meeting of the stockholders, and in order to effect the proposed corporate actions as quickly as possible, our Board resolved to proceed with the corporate action by obtaining a written consent to action from stockholders holding a majority of the voting power of the Company.

This Information Statement is dated ____________, 2019 and is first being mailed to stockholders on or about ____________, 2019. Only stockholders of record at the close of business on October 31, 2019 (the “Record Date”) are entitled to receive this Information Statement.

INFORMATION CONCERNING THE PROPOSED CORPORATE ACTION

1.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

Our Board has determined it to be in the best interests of the Company and its stockholders to amend the Company’s 2015 Equity Incentive Plan (the “Plan”) by increasing the number of shares reserved for issuance under the Plan to thirty million shares of Common Stock, representing an additional nine million shares, and  that that the aggregate number of shares reserved for issuance under the Plan will automatically increase on December 1 of each year, commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of Common Stock repurchased by the Company pursuant to any issuer repurchase plan then in effect; provided that the Board may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of shares than otherwise provided in clause (a) or (b) (the “Plan Amendment”).

On October 24, 2019, our Board resolved to adopt and approve the Plan Amendment. The Plan Amendment was subsequently approved on October 31, 2019 by the written consent of stockholders that owned 36,663,469 shares of the Company’s Common Stock, representing approximately  57% of the voting rights of the stockholders entitled to vote on the Plan Amendment.

Summary of the 2015 Equity Incentive Plan

Our Board and stockholders adopted our 2015 Equity Incentive, which became effective on March 12, 2015. The description set forth below summarizes the principal terms and conditions of the 2015 Equity Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the 2015 Equity Incentive Plan, as amended by the Plan Amendment, a copy of which is attached to this Information Statement.

General. The primary objectives of the 2015 Equity Incentive Plan are to:

•	attract and retain selected key employees, consultants and directors;
•	encourage commitment and motivate excellent performance;
•	facilitate attainment of ownership interests in the Company;
•	align personal interests with those of our stockholders; and
•	enable our employees, consultants and directors to share in the long-term growth and success of the Company.

Shares Subject to 2015 Equity Incentive Plan. When adopted in March 2015 the Plan initially reserved eight million shares of our common stock for issuance. The Plan was amended August 28, 2017 to increase the number of shares by 13 million shares, for an aggregate total of 21 million shares.  The Second Plan Amendment increases the number of shares of Common Stock available for issuance under the plan by nine million shares, for an aggregate total of thirty million shares authorized thereunder. In addition, the following shares of our common stock will again be available for grant or issuance under our 2015 Equity Incentive Plan:

•	shares subject to options granted under our 2015 Equity Incentive Plan that cease to be subject to the option for any reason other than exercise of the option;
•	Shares subject to awards granted under our 2015 Equity Incentive Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	Shares subject to awards granted under our 2015 Equity Incentive Plan that otherwise terminate without shares being issued; and
•	Shares surrendered, cancelled, or exchanged for cash.

    Under the Plan Amendment, the aggregate number of shares reserved for issuance under the Plan will automatically increase on December 1 of each year, commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of Common Stock repurchased by the Company pursuant to any issuer repurchase plan then in effect; provided that the Board may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of shares than otherwise provided in clause (a) or (b)Term. We anticipate that our 2015 Equity Incentive Plan will terminate in 2025, ten years from the date our Board first approved the Plan, unless it is terminated earlier by our Board.

Administration. Our 2015 Equity Incentive Plan is administered by our Board. The Board will have the authority to:

•	determine persons to whom awards shall be granted from time to time under the plan and the number of shares to be covered by each award;
•

determine, and to set forth in award agreements, the terms and conditions of all awards, including any applicable exercise or purchase price, the installments and conditions under which an award shall become vested;

•	approve the forms of award agreements; and
•	construe and interpret our 2015 Equity Incentive Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

Awards under the 2015 Equity Incentive Plan may be made subject to “performance factors.”

Eligibility. Our employees, consultants and outside directors are eligible to participate in the 2015 Equity Incentive Plan as determined by the Board; provided, however, that incentive stock options may be granted only to employees.

Types of Incentive Awards. Under the 2015 Stock Incentive Plan, the Board may grant incentive awards that may be any of the following:

•	incentive stock options as defined in Section 422 of the Code;

•	“nonstatutory” stock options;
•	shares of common stock;
•	common stock units; and
•	other stock-based awards.

Stock Options. Our 2015 Equity Incentive Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. To the extent that the aggregate fair market value of shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as non-statutory stock options.

Our Board may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2015 Equity Incentive Plan is ten years.

The exercise price of each option may be payable in several ways, including cash or, in the Board’s discretion, by the delivery of shares of our Common Stock owned by the option holder, or by withholding shares that otherwise would be acquired upon the exercise of the option, or by any combination of the two. The Board has the authority not to permit options to be exercised by the delivery of shares to the extent deemed appropriate to avoid adverse accounting consequences.

Options granted under our 2015 Equity Incentive Plan generally may be exercised for a period of three months after the termination of the participant’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to 12 months following termination of the participant’s service to us, and in the case of termination for “cause,” in which case the options terminate on the participant’s termination date.

Common Stock. A stock award is an offer by us to sell shares of our common. The price (if any) of a stock award will be determined by the Board. Unless otherwise determined by the Board at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock Units. A stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.

Other Stock-Based Awards. The Board is authorized to grant other stock-based awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, deferred stock units, and awards valued by reference to the value of shares of Common Stock. The Board may condition the grant or vesting of such other stock-based awards upon the attainment of specified performance factors or such other factors as the Board may determine. The Board may also provide for the grant of Common Stock under such awards upon the completion of a specified Performance Period. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other awards granted under the 2015 Equity Incentive Plan.

Incentive Awards Nontransferable. Awards granted under our 2015 Equity Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Board. Unless otherwise restricted by our Board, awards that are nonstatutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Change in Control. If we experience a change in control transaction, the Board may, but shall not be obligated to:

•	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award;
•	cancel awards for fair value (as determined by the Board);
•

provide for the assumption of awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award previously granted hereunder as determined by the Board; or

•	provide advance notice of such “change in control” transaction to holders of options, after which any options not exercised prior to such change in control may be cancelled.

Withholding Taxes. Whenever shares are to be issued in satisfaction of awards granted under the 2015 Equity Incentive Plan, the Company may require the participant to remit to the Company, or to its affiliate employing the participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of shares pursuant to exercise or settlement of any award. Whenever payments in satisfaction of awards granted under the 2015 Equity Incentive Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the participant.

The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a participant to satisfy such tax withholding obligation or any other tax liability legally due from the participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned shares having a fair market value equal to the minimum amount required to be withheld.

Other Tax Considerations. Upon accelerated exercisability of options and accelerated lapsing of restrictions on restricted stock or other incentive awards in connection with a “change in control,” certain amounts associated with such incentive awards could, depending on the individual circumstances of the grantee, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Whether amounts constitute “excess parachute payments” depends on, among other things, the value of the accelerated incentive awards and the past compensation of the grantee.

Section 409A of the Code generally provides that any deferred compensation arrangement that does not satisfy specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of all amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income also are subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may be paid out only upon separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year before performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits and may be applicable to certain awards under the 2015 Equity Incentive Plan. The Treasury Department has provided guidance on transition issues and final regulations under new Section 409A of the Code. Incentive awards under the 2015 Equity Incentive Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an incentive agreement.

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for options or other applicable incentive awards is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the Board may determine, within its sole discretion, to grant incentive awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of $1,000,000.

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE 2015 EQUITY INCENTIVE PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE.

MOREOVER, THIS SUMMARY IS BASED ON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT ON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISERS RESPECTING INCENTIVE AWARDS.

Amendment and Termination. Our Board may amend or terminate the 2015 Equity Incentive Plan at any time, subject to all necessary regulatory and stockholder approvals. However, no termination or amendment of the 2015 Equity Incentive Plan will adversely affect in any material way any outstanding incentive award previously granted to a grantee without his consent.

Plan Benefits

The grant of incentive awards under the 2015 Equity Incentive Plan to employees, consultants and non-employee directors is subject to the discretion of the Board.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plan as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plants (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	12,570,491	$ 5.02	5,417,869
Equity compensation plans not approved by security holders	-		-
Total	12,570,491	$ 5.02	5,417,869

Section 228 of the Delaware General Corporation Code provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Our Certificate of Incorporation contains a provision that expressly permits stockholders to take actions by written consent with the required number of votes. Accordingly, the written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the matter listed above.

On October 24, 2019, our Board adopted resolutions setting forth for approval by stockholders the proposed corporate action. On October 31, 2019 (the “Record Date”), consents in writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of stockholders were delivered to us. On the Record Date, the Company’s authorized capital stock consisted of 220,000,000 shares of Common Stock, $0.00001 par value per share, of which 64,690,075 shares were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders.

On the Record Date, two of the Company’s stockholders held voting power over 36,663,469 shares of the Company’s Common Stock, representing approximately  57% of the voting power of our stockholders holding Common Stock. Both of these stockholders voted in favor of the proposed corporate action by written consent effective as of October 31, 2019. Such vote constituted approval of the proposed corporate action by 57% of the issued and outstanding shares of Common Stock. Since these stockholders had sufficient voting power to approve the corporate action through their ownership of capital stock of the Company, no consent or approval of the corporate action by any other stockholder was solicited.

The Company has obtained all necessary corporate approvals in connection with the proposed corporate action, and your consent is not required and is not being solicited in connection with the approval of the corporate action. No vote or other action is requested or required on your part.

EFFECTIVE DATES OF CORPORATE ACTION

The Plan Amendment will become effective twenty days from the date that this information statement is first mailed to our stockholders. The Board may revoke any proposed corporate action before it is acted on without further approval of the stockholders if the Board determines that the action no longer is in the best interests of the Company and its stockholders.

DISSENTERS’ RIGHTS

None of the Articles of Incorporation of the Company, the Bylaws of the Company, or the Delaware General Corporation Law provide for dissenters’ rights of appraisal in connection with the corporate actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth sets forth information regarding the number of shares of Common Stock beneficially owned as of September 30, 2019, by:

•	each person who is known by us to beneficially own 5% or more of the Common Stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers, as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
	More than 5% stockholders:
Common Stock	Penny Sanford 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	15,679,325	24.24%
	Directors and named executive officers:
Common Stock	Glenn Sanford 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	22,601,144 (3)	34.09%
Common Stock	Jeff Whiteside 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	67,541 (4)	0.10%
Common Stock	Jason Gesing 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	1,820,011 (5)	2.79%
Common Stock	Eugene Frederick 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	2,325,363	3.59%
Common Stock	Randall Miles 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	1,069,938 (6)	1.63%
Common Stock	Darren Jacklin 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	79,167	0.12%
Common Stock	Susan Truax 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	18,727 (7)	0.03%
Common Stock	Alan Goldman 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	497,035 (8)	0.76%
Common Stock	Dan Cahir 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	33,425 (9)	0.05%
Common Stock	Stacey Onnen 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	10,942 (10)	0.02%
Common Stock	David Conord 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	12,329 (11)	0.02%
Common Stock	James Bramble 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	17,603 (12)	0.03%
Common Stock	John Tobison 2219 Rimland Drive, Suite 301 Bellingham, WA 98226	7,534 (13)	0.01%
	All executive officers and directors as a group (13 persons)	28,560,759	41.63%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The number of shares beneficially owned through exercisable stock options, where applicable, is footnoted.

(2)	Percentage of ownership is based on 64,690,075 shares of our common stock issued and outstanding as of September 30, 2019.
(3)

Includes 20,984,144 shares of our common stock including 300,000 of our common stock pledged as collateral to secure a line of credit and stock options to acquire 1,617,000 shares of our common stock exercisable within 60 days of September 30, 2019.

(4)	Includes 75 shares of our common stock and stock options to acquire 67,466 shares of our common stock exercisable within 60 days of September 30, 2019.
(5)	Includes 1,218,068 shares of our common stock and stock options to acquire 601,943 shares of our common stock exercisable within 60 days of September 30, 2019.
(6)	Includes 40 shares of our common stock and stock options to acquire 1,069,898 shares of our common stock exercisable within 60 days of September 30, 2019.
(7)	Includes 1,187 shares of our common stock and stock options to acquire 17,540 shares of our common stock exercisable within 60 days of September 30, 2019.
(8)	Includes 33,336 shares of our common stock and stock options to acquire 463,699 shares of our common stock exercisable within 60 days of September 30, 2019.
(9)	Consists of stock options to acquire shares of our common stock only exercisable within 60 days of September 30, 2019.
(10)	Consists of stock options to acquire shares of our common stock only exercisable within 60 days of September 30, 2019.
(11)	Consists of stock options to acquire shares of our common stock only exercisable within 60 days of September 30, 2019.
(12)	Consists of stock options to acquire shares of our common stock only exercisable within 60 days of September 30, 2019.
(13)	Consists of stock options to acquire shares of our common stock only exercisable within 60 days of September 30, 2019.

Changes in Control

We are unaware of any arrangement the operations of which may at a subsequent date result in a change of control of our Company.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

None of the Company’s directors or officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed corporate action that is not shared by all other holders of the Company’s capital stock, other than as a result of receiving common stock (or awards related thereto) under the 2015 Equity Incentive Plan. Holders of more than a majority of our outstanding Common Stock approved the proposed corporate action on October 31, 2019. No other security holder entitled to vote at a stockholders’ meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders also may address future requests regarding delivery of Information Statements and annual reports by contacting us at the address noted above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next election of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Glenn Sanford	Chairman, Chief Executive Officer, Treasurer, Secretary and Director	52	March 13, 2013
Jason Gesing	Executive Vice President, Business Development and Director	45	September 27, 2014
Jeff Whiteside	Chief Financial Officer	55	November 1, 2018
Alan Goldman	Chief Accounting Officer	41	March 16, 2016
Eugene Frederick	Director	63	April 7, 2016
Randall Miles	Director	62	July 20, 2016
Darren Jacklin	Director	46	July 20, 2016
Susan Truax	Director	53	August 9, 2017
Dan Cahir	Director	36	November 29, 2018

Business Experience

The following is a brief description of the business experience and education of each director and executive officer during at least the past five years, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Glenn Sanford has served as our Chief Executive Officer and Director since March 12, 2014.  Since 2002, Mr. Sanford has been actively involved in the online real estate space.  In early 2007, Mr. Sanford launched eXp Realty, LLC and grew the Company to three offices and into two states.  After the decline in the real estate market in 2008, Mr. Sanford and his executive team rewrote the entire business model to reduce costs and provide consumers with more information and access than ever before.  In October 2009, eXp Realty International, Inc. was launched as the first truly cloud-based national real estate brokerage which meant giving up the traditional brink and mortar environment and moving to a fully-immersive 3D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business form anywhere in the world.   Since that time eXp World Holdings Inc. has quickly grown throughout the United States and Canada.

Prior to joining the Company Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds.  Prior to real estate, Mr. Sanford was active at the executive level with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company.

We believe Mr. Sanford is qualified to serve on our board of directors because of his business and management experience.

Jason Gesing joined the Company in March 2010 and was appointed Chief Business Development Officer in September 2012, a position he held until June 2014. From June 2014 through September 2016, Mr. Gesing served as the Corporation’s President.  And from September 2016 through August 2018, Mr. Gesing served as Chief Executive Officer of our Real Estate Brokerage Division. Mr. Gesing currently serves as Executive Vice President, Business Development.  With over a decade of experience in real estate in various capacities, Mr. Gesing holds broker’s license in Massachusetts.

Mr. Gesing has been practicing law at Gesing Law Offices, LLP since 2009, and was an attorney with Murphy, Hesse, Toomey & Lehane, LLP in Boston, MA from 2002 to 2010. In his capacity as a lawyer, he obtained a broad base of experience in corporate, municipal, real estate, compliance, health care, construction, litigation, and administrative law, and advising clients on day to day issues and managing crises. He has acted in a variety of roles and undertaken a variety of matters including: corporate counsel; municipal counsel; hospital counsel; leasing, licensing and contract negotiation; governance and compliance; appearances before administrative hearing officers and state judges; defense of management in unfair labor practice charges; collective bargaining; internal investigations; and, owner representative in construction matters.

Mr. Gesing obtained a Bachelor of Arts (Magna Cum Laude) in 1996 from Syracuse University, and a Juris Doctor in 2002 from Boston College Law School. He is licensed to practice law in Massachusetts and New Hampshire.

We believe Mr. Gesing is qualified to serve on our board of directors because of his business and legal experience.

Jeff Whiteside joined the Company as its Chief Financial Officer and Chief Collaboration Officer on November 1, 2018. Mr. Whiteside has more than 30 years of experience in global finance and operational leadership including executive positions at General Electric, Pitney Bowes, and RM Sotheby’s Auctions. Additionally, Mr. Whiteside held the positions of Chief Financial Officer and Chief Operating Officer at three software and technology companies. Mr. Whiteside has extensive international experience from living and working in Asia, Australia, Europe, and Canada.

Recently, Mr. Whiteside founded and served as the Auction Director at Saratoga Auto Museum from November 2016 through October 2018, Chief Operating Officer of Saratoga Juice Bar, LLC from January 2015 through November 2016, Chief Operating Officer and Chief Financial Officer at RM Sotheby’s Auctions in 2014 and 2015, and Vice President and Group Financial Officer at Pitney Bowes from 2008 through 2013.

Mr. Whiteside works closely with eXp World Holdings, Inc. CEO, Glenn Sanford and leads finance, business development, new ventures, international markets and investor relations.

Mr. Whiteside is a graduate of Rensselaer Polytechnic, obtaining both his B.S. (with an emphasis in Managerial Economics) and M.B.A. in 1986.

Alan Goldman joined the Company as its Chief Financial Officer on March 16, 2016, a position held until November 2018. Mr. Goldman currently serves as Chief Accounting Officer.  Prior to his employment with the Company, Mr. Goldman served as a partner at Ingenium Accounting Associates, a PCAOB registered firm, from February 2013 to March 2016. While at Ingenium, he was responsible for both attest and non-attest engagements primarily with public issuers, many of whom are in the real estate industry. Prior to Ingenium,  Mr. Goldman worked as an auditor for Excelsis Accounting (formerly known as Mark Bailey and Company) from May 2011 to February 2013. Prior to joining Excelsis, Mr. Goldman served as the Controller for Pacific West Companies, a vertically integrated multi-family developer.  During his tenure of four years with Pacific West, the group was recognized as a top condominium developer. Mr. Goldman earned a Bachelor of Business Administration, with an emphasis in Finance, from the University of Georgia. He is also licensed as a Certified Public Accountant in the state of Nevada.

Eugene Frederick has served as a director of the Company since April 2016 and joined the Company as an agent in April 2015. For over a decade prior to joining the Company, Mr. Frederick served in various management capacities at Keller Williams Realty. Mr. Frederick spent much of this time recruiting other top-producing real estate agents in the states of Virginia and Texas. Prior to joining the Keller Williams management team in the mid-nineties, Mr. Frederick was one of the top-producing real estate agents in the State of Texas beginning in the late eighties.  Earlier in his career, in the mid-eighties, Mr. Frederick served as Controller for Texas Instruments before leaving the corporate world for real estate.

The Board believes that Mr. Frederick is qualified to serve on our board of directors because of his extensive experience in residential real estate and his leadership ability, particularly in managing growth.

Randall Miles has served as an independent director of the Company since July 2016 and was appointed Vice-Chairman on January 20, 2018. For over 25 years Mr. Miles has held senior leadership positions in global financial services, financial technology and investment banking companies.  His extensive investment banking background at bulge bracket, regional and boutique firms advising financial services companies on strategic and financial needs has crossed many disciplines. Mr. Miles transactional and advisory experience is complemented by leadership of public and private equity backed financial technology, specialty finance and software companies that have included Chairman and CEO at LIONMTS where he was nominated for the Ernst & Young Entrepreneur of the Year award, CEO at Syngence Corporation, COO of AtlasBanc Holdings Corp. and CEO of Advantage Funding / NAFCO Holdings which grew to in excess of $1 billion.

Mr. Miles was Managing Partner at SCM Capital Group, a global strategic and financial advisory firm, where he served beginning in 2000 through January 2013. Subsequently, he served as a Managing Director at Riparian Partners, a division of Oppenheimer & Co., Inc. Since June 2014, Mr. Miles has served as Senior Managing Director, Head of FIG and COO, Investment Banking at Cantor Fitzgerald & Co. Mr. Miles has held senior leadership roles at Oppenheimer& Co., D.A. Davidson and & Co., The First Boston Corporation (Credit Suisse) Meridian Capital and Greenwich Capital Markets. Mr. Miles has broad public, private and nonprofit board experience and has been active for many years in leadership roles with the Make-A-Wish Foundation. He presently serves on the boards of Kuity, Corp. and Posiba, Inc. as Vice Chairman and Chairman respectively.

Mr. Miles holds a BBA from the University of Washington and holds FINRA licenses Series 7, 24, 63 and 79.

The Board believes that Mr. Miles is well qualified to serve on the Company’s board of directors because of his extensive background in investment banking and financial services.

Darren Jacklin has served as an independent director of the Company since May 22, 2014. For over 24 years, Darren Jacklin has traveled four continents and over 48 countries mentoring entrepreneurs and business owners on specific and measurable strategies that they can consistently use to increase their income, transform their obstacles into cash flow and turn their passion into profits.

His uncanny ability to increase wealth and success by uncovering hidden assets, overlooked opportunities and undervalued possibilities has captured the attention of Tiger 21, The Wall Street Journal, Yahoo Finance, NBC TV, CBS TV, Global TV international radio stations, magazines and newspapers, movie producers, best-selling authors, CEO’s and business experts worldwide.

Darren Jacklin currently sits on paid international boards of directors of public companies and advisory boards. Darren has personally trained over 150 Fortune 500 companies such as Microsoft, AT&T, Black & Decker, Barclays Bank, as well as high school, college, university students and professional athletes and has connected with people in more than 126 countries.

We believe Mr. Jacklin is qualified to serve on our board of directors because of his business experience and venture capital background.

Susan (Suzy) Truax brings to the Board 15 years of experience in the real estate industry. Since March 2017, she has served as the Chief Executive Officer and Founder of The Smart Move Realty Group, a brokerage powered by eXp Realty. From April 2016 to March 2017, Ms. Truax served as Chief Executive Officer of Keller Williams Realty in San Carlos, California, and from November 2015 to May 2016, she served as Productivity Coach and a real estate professional with Keller Williams Realty in San Francisco, California. From September 2014 to November 2015, Ms. Truax served as a real estate professional with Alain Pinel Realtors in the San Francisco Bay Area. From May 2013 to September 2014, she served as a Realtor with Berkshire Hathaway and Fox & Roach Realtors in Blue Bell, Pennsylvania and Cape May County, New Jersey. Previously, from February 2011 to December 2012, she served as Vice President and Realtor with Coldwell Banker Realty Corp. Associates. Ms. Truax is a licensed Realtor in the San Francisco Bay Area, Greater Philadelphia, South New Jersey and Florida.

The Board believes that Ms. Truax is well qualified to serve on our Board because of her experience as both a realtor and having management roles in various brokerages across the United States, in addition to her role on eXp’s Agent Advisory Council.

Dan Cahir was appointed as an independent director of the Company on November 29, 2018. Mr. Cahir has more than 10 years of experience managing public and private equity investments across a variety of industries. Currently, Mr. Cahir serves as the Chief Executive Officer and Chief Investment Officer of Amherst Ave Capital, positions he has held since June 2018.

From June 2013 to June 2018, Mr. Cahir served as a portfolio manager at Long Light Capital, managing a public equity portfolio and evaluating venture capital and private equity investments and allocations to external fund managers.  From September 2011 to April 2013, Mr. Cahir was a member of the investment team at Ziff Brothers Investments, a private investment firm. From August 2007 to September 2009, Mr. Cahir was a member of the investment team at Madrone Capital Partners where he led the analysis on venture capital, private equity and public equity investments.

Mr. Cahir began his career in September 2005 with Bain & Co., where he advised Fortune 500 and private equity clients on M&A, growth and efficiency initiatives until June 2007.

Mr. Cahir completed his studies and earned his Bachelor of Arts Degree in Economics in 2005, graduating with the summa cum laude distinction from Claremont McKenna College and completed his studies and earned a Master of Business Administration from Harvard Business School in 2011.

The Board believes that Mr. Cahir is qualified to serve on our board of directors because of his extensive experience in managing equity portfolios and well as advising Fortune 500 clients on M&A, growth and cost-cutting strategies.

Family Relationships

There are no family relationships between our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

(a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

On September 20, 2018, the Company adopted a code of business conduct and ethics which is available on our website at www.expworldholdings.com.

Security Holder Nominating Procedures

We do not have any formal procedures by which our stockholders may recommend nominees to our board of directors.

Committees of the Board of Directors

Our board maintains separately-designated, standing Audit, Compensation and Governance committees. We do not have a nominating committee.

As of the date of this report, our directors served on the committees of the Board indicated in the following table:

Director	Independent	Compensation Committee	Audit Committee	Governance Committee
Glenn Sanford		Chair
Randall Miles			Chair
Jason Gesing				Chair
Darren Jacklin
Susan Truax
Dan Cahir

Director Independence

Our bylaws provide that we have at least one director, and as of the date this report, our Board consisted of a total eight directors.  Our common stock is quoted on the NASDAQ operated by NASDAQ, Inc. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the Company.  Using this definition of independent director, we determined that each of Darren Jacklin, Randall Miles and Dan Cahir, is an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2).

Audit Committee

Our audit committee consists of three independent members: Randall Miles, Chairman and financial expert; Darren Jacklin and Dan Cahir. The purpose of the Audit Committee includes reviewing and approving the selection of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm, monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, reviewing the adequacy and effectiveness of our internal control policies and procedures, and discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results.

Compensation Committee

Our Compensation Committee is appointed by the Board of Directors and is responsible to the Board for carrying out their duties, namely, determining and approving the Executive Compensation Packages. The purpose of the Compensation Committee includes overseeing our compensation policies, plans, and benefit programs, reviewing and approving for our executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements, and any other benefits, compensation, or arrangements, and administering our equity compensation plans.

Corporate Governance Committee

Our Corporate Governance Committee is appointed by the Board of Directors.  The purpose of the Corporate Governance Committee include overseeing and evaluating the Board’s performance and the Company’s compliance with corporate governance regulations, guidelines and principles and selecting, or recommending to our Board of Directors for selection, individuals to stand for election as directors.

Director Meetings

During the last fiscal year, the Board held 5 meetings. All directors attended at least 75% of the Board meetings that occurred during the last fiscal year.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The particulars of the compensation paid to:

•	our principal executive and principal financial officer;
•	our president;
•	and certain other officers, all of whom will collectively refer to as the “named executive officers” of our company,

are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3) (4)	Total ($)
Glenn Sanford,	2018	87,155	0	0	0	0	0	1,018,614	1,105,769
Chief Executive Officer and Chairman of the Board	2017	488,880	0	6,008	0	0	0	284,307	779,195
Jason Gesing,	2018	150,000	0	84,585	0	0	0	342,639	577,224
Director and Executive Vice President, Business Development	2017	202,238	58,000	66,179	0	0	0	99,523	425,940
Jeff Whiteside,	2018	33,125	36,000	0	2,638,017	0	0	0	2,707,142
Chief Financial Officer	2017	0		0	0	0	0	0	0

(1)

Amounts in this column represent stock awards issued to the individuals noted, with the fair value determined at the date of grant in accordance with U.S. GAAP based on the closing price of our common stock on the applicable grant date.  See Note 9, Stockholders’ Equity of the Company’s Annual Report on Form 10‑K, for the assumptions used in determining the grant date fair value of stock awards.  Director compensation as part of stock awards for Glenn Sanford amounted to $6,008 in 2017. Director compensation as part of stock awards for Jason Gesing amounted to $84,585 and 66,179 in 2018 and 2017, respectively.

(2)

Amounts in this column represent option awards issued to the individuals noted, based on the fair value determined at the date of grant in accordance with U.S. GAAP, See Note 9, Stockholders’ Equity of the Company’s Annual Report on Form 10‑K, for the assumptions used in determining the grant date fair value of stock awards.

(3)

The value of privileges and other personal benefits, perquisites and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(4)	Consists of revenue sharing earned.
(5)	The dollar amount shown represents the aggregate grant date fair value of common stock awards granted, determined in accordance with U.S. GAAP, but not what was fully vested as of December 31, 2018.
(6)

Information about the compensation earned by or award to Mr. Sanford and Mr. Gesing was inadvertently overstated by $642,323 and $246,147, respectively from the Director Compensation Table included in the Company’s Annual Report on Form 10‑K for the Fiscal year ended December 31, 2018.  The correct 2018 compensation amounts are recorded in the table above.

(7)

For the year ended December 31, 2017, $439,380 in commissions earned was included in all other compensation.  In the current period, this amount has been excluded from all other compensation and included in salary in the table above for the 2017 disclosure.

(8)

For the year ended December 31, 2017, $56,133 in commissions earned was included in all other compensation.  In the current period, this amount has been excluded from all other compensation and included in salary in the table above for the 2017 disclosure.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options and stock grants at the discretion of our board of directors.

Mr. Sanford and Mr. Gesing are participants in the Company’s revenue share plan and would continue to receive those benefits similar to all other agents and brokers of eXp Realty on a long-term basis. Any revenue share bonuses that are paid to officers and directors would discontinue at the point that they are no longer in an executive position with the Company, however revenue share benefits based on their position in the revenue share system would continue as would be consistent with the revenue share plan.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

The Company does not have any agreements or plans in place for the named executive officers that would provide additional compensation in connection with a resignation, retirement or other termination or a change in control.

Outstanding Equity Awards at December 31, 2018

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)	(f)
Glenn Sanford, Chief Executive Officer and Chairman of the Board	1,617,000	-	-	$0.13	10/1/2022
Jeff Whiteside, Chief Financial Officer	-	250,000	-	$11.65	11/1/2028

Compensation of Directors

Mr. Sanford is also our Chief Executive Officer (see Executive Compensation table for services acting as Officers).

During the year-ended December 31, 2018, Mr. Jacklin was compensated $2,000 per month for directorship actives which was paid in common stock. Newly appointed directors received $75,000 a year as compensation. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of duties as a Board member.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director during fiscal year 2018 who served on our Board during the fiscal year 2018:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards (2)	Total
Richard Miller (3)	$75,000	$-	$-	$75,000
Randall Miles (4)	$75,000	$-	$-	$75,000
Darren Jacklin	$24,000	$-	$24,108	$48,108
Dan Cahir (5)	$16,688	$963,273	$-	$979,961

(1)	The dollar amounts shown represent the aggregate grant date fair value of stock options granted, determined in accordance with U.S. GAAP, but not what has fully vested as of December 31, 2018.
(2)

The dollar amounts shown represent the grant date fair value of stock awards granted, with the fair value determined at the date of grant in accordance with U.S. GAAP, based on the closing price of our common stock on the applicable grant date.

(3)

As of December 31, 2018, Mr. Miller has 1,285,000 unexercised option awards, which includes 350,000 options under a personal contract between Mr. Miller and Ms. Sanford. As of June 5, 2019, decided to not stand for reelection to our board of directors.

(4)	As of December 31, 2018, Mr. Miles has 1,247,701 unexercised option awards, which includes 350,000 options under a personal contract between Mr. Miller and Ms. Sanford.
(5)	As of December 31, 2018, Mr. Cahir has 100,000 unexercised option awards.

In 2016, we agreed to compensate each of Mr. Miles and Mr. Miller the award of stock options to purchase 1,350,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the grant date, with such shares vesting over a three-year period in equal monthly installments, in addition to their $75,000 a year as compensation and reimbursement of expenses reasonably incurred.

DELIVERY OF DOCUMENTS TO BENEFICIAL OWNERS

It is contemplated that brokerage houses will forward this Information Statement to beneficial owners of our Common Stock.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of such reports, statements or other information that the Company files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please telephone the Securities and Exchange Commission at 1‑800‑SEC‑0330 for further information on the public reference rooms. The Company’s filings with the Securities and Exchange Commission also are available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

__________, 2019	By Order of the Board of Directors

/s/ Glenn Sanford
Name: Glenn Sanford
Title: Chairman and Chief Executive Officer

APPENDIX A

SECOND AMENDMENT

TO

2015 EQUITY INCENTIVE PLAN

OF

EXP WORLD HOLDINGS, INC.

2015 Equity Incentive Plan

(as adopted on March 12, 2015, first amendment August 28, 2019, second amendment __________, 2019)

1. PURPOSE. eXp World Holdings, Inc. (formerly eXp Realty International Corporation), a Delaware corporation (the “Company”) has established this Plan to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of equity based Awards. Capitalized terms not defined herein are defined in Appendix A.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.4 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan, including Shares that may be made subject to ISOs, is 30,000000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2013 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below) and (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date. The aggregate number of Shares reserved for grant and issuance hereunder will automatically increase on December 1 of each year, commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of Common Stock repurchased by the Company pursuant to any issuer repurchase plan then in effect.  Notwithstanding the foregoing, the Board may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award (such as through a “net exercise”) will remain available for future grant or sale under the Plan. No fractional Shares shall be issued under the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, or in the event of an extraordinary cash dividend, then (a) the number and kind of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of outstanding Options, and (c) the number and kind of Shares subject to outstanding Awards, shall be appropriately adjusted consistent with such change or event in such manner as the Board may determine. Fractional Shares resulting from any adjustment in Awards shall be eliminated by rounding down.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Directors of the Company or any Parent or Subsidiary of the Company whose participation in the Plan the Board determines to be in the company’s best interests.

4. ADMINISTRATION.

4.1 Authority. This Plan will be administered by the Board. The Board, in its discretion, may delegate the granting of Awards and other administration of the Plan to a committee of the Board or to officers of the Company or other persons, subject to any applicable legal limitations. Subject to the general purposes, terms and conditions of this Plan, the Board will have full power to implement and carry out this Plan. The Board will have the authority, without limitation, to:

(i) determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares to be covered by each Award;
(ii) determine, from time to time, the Fair Market Value of Shares;

(iii) determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations, which terms and conditions need not be uniform among Awards or Participants;

(iv) approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating the Plan and its administration; and

(vi) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation.

4.2 Board Interpretation and Discretion. Any determination made by the Board with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and the Participant. The Board may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Board may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company as described in Section 422(b)(6) of the Code (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

5.3 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that:

(i) the exercise price per share of an Option shall not be less than 100% (or, with respect to ISOs granted to a Ten Percent Stockholder, 110%) of the Fair Market Value per share of the Common Stock on the date of grant; and

(ii) Options granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other company and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other company, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

5.4 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Board may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Payment for Stock purchased upon any exercise of an Option shall be made in full in cash concurrently with such exercise, except that, if the Board shall have authorized it and the Company is not then legally prohibited from receiving such consideration, any other method in accordance with Section 9 of the Plan.

5.5. Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement or authorized by the Board):

(a)

If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date, but in any event no later than the expiration date of the Options.

(b)

If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(c)

If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.
(d)	If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date.

5.6. Limitations on Exercise. The Board may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options, and may accept the surrender of outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, and (b) other than substitutions and adjustments pursuant to Section 2.4, an outstanding Option may not be modified to reduce the Exercise Price thereof, and a new Option may not be substituted for a surrendered Option, unless such action is approved by the Company’s stockholders if the Shares are at such time traded on an established securities market. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to the preceding sentences of this Section 5.8, by written notice to affected Participants, the Board may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.9 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to, or a grant to, a Participant Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted (including zero). Payment of the Purchase Price (if any) must be made in accordance with Section 9 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Board shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

7. RESTRICTED STOCK UNITS.

7.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

7.2 Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times at which the RSU vests; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may vest upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU vests upon satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form and Timing of Settlement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board may also permit a Participant to defer settlement under a RSU to a date or dates after the RSU vests, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

7.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

8. OTHER STOCK-BASED AWARDS.

8.1 Other Stock-Based Awards. The Board is authorized to grant to Participants Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, deferred stock units, and Awards valued by reference to the value of shares of Common Stock. The Board may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Factors or such other factors as the Board may determine. The Board may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

8.2 Terms of Other Stock-Based Awards. The Board will determine, and each Award Agreement shall set forth, the terms of each Other Stock-Based Award including, without limitation: (a) any vesting conditions; (b) the number of Shares upon which such Other Stock-Based Award is based; (c) the Performance Factors and Performance Period (if any) that shall determine the time and extent to which each Performance Award shall be vested or granted; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Other Stock-Based Award. In establishing Performance Factors and the Performance Period (if any) the Board will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Board shall determine the extent to which Other Stock-Based Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Other Stock-Based Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Deferral of Other-Stock Based Awards. To the extent permitted by law, the Board may permit Participants to defer all or a portion of their compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

9. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(i) by forgiveness of indebtedness owed by the Company to the purchaser;

(ii) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price or purchase price of the Shares as to which said Award will be exercised or settled;

(iii) by reducing the number of shares of Stock to be delivered to the Participant upon exercise of the Option or settlement of an Award, with the reduction valued on the basis of the aggregate Fair Market Value on the Date of Exercise or purchase of the additional shares of Stock that would otherwise have been delivered to the Participant upon the Option exercise or Award settlement;

(iv) by the delivery, concurrently with such exercise and in accordance with Regulation T promulgated under the Securities Exchange Act of 1934, or any successor rule or regulation, of a properly executed exercise notice for the Option and irrevocable instructions to a broker promptly to deliver to the Company to pay the exercise price a specified amount of the proceeds of a sale of the Option shares or loan secured by the Option shares;

(v) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; and/or
(vi) by any combination of the foregoing or by other means determined by the Board to be consistent with this Plan’s purposes.

Subject to any Board approval requirements or other limitations under applicable laws, the Board may also assist any Participant (including an officer or director) in the payment for Shares by authorizing a loan from the Company, permitting the Participant to pay the exercise price or purchase price in installments or authorizing a guarantee by the Company of a third party loan to the Participant, and the terms and conditions of any such loan, installment sale or guarantee will be determined by the Board.

10. WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

10.2 Stock Withholding. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

11. TRANSFERABILITY. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, the Board may determine that an Award, other than an ISO, may be transferred to a Permitted Transferee, upon such additional terms and conditions as the Board deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all Awards except ISOs, by a Permitted Transferee.

12. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.

12.2 Restrictions on Shares. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

17. CORPORATE TRANSACTIONS.

In the event of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation as a result of which the Company is not the surviving entity or as a result of which the outstanding shares of Stock are changed into or exchanged for cash, property or securities not of the Company’s issue, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (iii) a sale or other transfer in one or a series of transactions of all or substantially all of the assets of the Company, or of more than eighty percent (80%) of the voting stock of the Company then outstanding, to any person or entity or to persons or entities which are affiliated or acting in concert with respect to such sale or transfer (each, a “Change in Control”), the Board may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(b) cancel Awards for fair value (as determined by the Board) which, in the case of Options may equal the excess, if any, of the per share value of the consideration to be paid in the Change in Control transaction for Common Stock over the Exercise Price of such Options (or, if such Exercise Price is greater than the consideration paid in the Change in Control transaction, the Board may cancel such Options for no consideration);

(c) provide for the assumption of Awards or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Board; or

(d) provide advance notice of such Change in Control transaction to holders of Options, after which any Options not exercised prior to such Change in Control may be cancelled.

Any Award granted under this Plan shall automatically terminate upon the closing of a Change in Control, unless provision shall be made in connection with such Change in Control for the assumption of the Award by, or the substitution for such Award of a new Award covering the stock or other equity securities of, the surviving, successor or purchasing entity or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other securities or property to be issued upon exercise of the Award and the exercise price, as applicable. This paragraph shall not restrict the Board from permitting or requiring other accelerations of vesting upon transactions described in this paragraph or any other acquisitions of the Company’s shares or business or changes in control of the Company or any other event. The treatment of Awards upon a Change in Control need not be uniform among Awards or Participants.

18. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

19. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board or is approved by the Company’s stockholders, whichever is earlier. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

20. AMENDMENT OR TERMINATION OF PLAN. The Board shall have complete power and authority to alter, amend, suspend or terminate this Plan, provided that no such action shall deprive a Participant, without his or her consent, of any Award, or of any rights thereunder, previously granted pursuant to this Plan. Stockholder approval of amendments shall be required only to permit the issuance of Incentive Options or otherwise to comply with applicable laws or regulatory requirements; provided, however, that an amendment increasing the maximum number of shares issuable under this Plan shall require approval by the stockholders of the Company.

21. AWARD AGREEMENTS AND AMENDMENTS. Each Award granted under this Plan shall be evidenced by an agreement between the Company and the Participant, which shall be approved by the Board or an executive officer of the Company. The Award Agreement shall comply with the provisions of this Plan and the terms of the Award’s grant by the Board and may contain additional terms not inconsistent with this Plan and such grant which are deemed necessary or desirable by the Board or the executive officer. Subject to the terms and limitations set forth in this Plan, the Board and the Participant may without approval modify, extend, renew or terminate any outstanding Award or Award Agreement.

22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

eXp World Holdings, Inc.

2015 EQUITY INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Award” means any award under the Plan, including any Option, Restricted Stock, or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import), (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 18 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Company’s Common Stock, par value $0.00001 per share.

“Company” means eXp World Holdings, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity other than in connection with the offer or sale of securities in a capital raising transaction.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date on which the Plan has received approval by a vote of the majority of the votes of the Company’s stockholders required in accordance with the Company’s governing documents and applicable law, which date shall be included at the top of this Plan.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means the price at which a holder may purchase the Shares issuable upon exercise of an Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (i) If the Common Stock is traded on an established securities market, the closing price of a share of the Common Stock on such date on the composite transactions report of the principal securities market on which the Common Stock is so traded, or, if there is no sale of the Common Stock on such date, then on the last previous date on which there was a sale; or, (ii) if the Common Stock is not then traded on an established securities market, the fair market value of a share of the Common Stock determined by the Board in a manner it considers reasonable or appropriate under the circumstances, taking into account the requirements of Section 409A or 422 of the Code, as applicable.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award under Section 8 that is valued in whole or part by reference to, or is payable in or otherwise based on, Common Stock.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means any of the factors selected by the Board and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Board with respect to applicable Awards have been satisfied:

•	Profit Before Tax
•	Gross Revenue
•	Net Revenue

Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

•	Operating Income
•	Operating Margin, or;
•	Any other metric that is capable of measurement as determined by the Board.

The Board may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Board’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Board to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Board, during which years of service or performance is to be measured for the Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this eXp World Holdings, Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 7 or Section 8 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Subsidiary” means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Board will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).